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                                                                Exhibit 10.2

                             AGREEMENT FOR SERVICES

IT IS AGREED, by and between RONALD L HOVERMALE ("RLH"), and CASTLE BANCGROUP, INC. ("CBI") as follows:

CBI hereby engages RLH, and RLH hereby accepts such engagement, to perform the duties of CBI corporate Vice President for Information Services and Operations and Administration which duties shall be specified from time to time by CBI senior management upon the following terms and conditions,

TERM

1. The term of this Agreement shall be from October 25, 1997 to December 31, 1999 unless terminated earlier by mutual written consent or terminated with cause by either party to this Agreement upon thirty (30) days written notice to the other party.

2. The terms of this Agreement may be modified or extended at any time by mutual written consent of the parties.

CONSIDERATION

1. CBI shall pay RLH for his services the sum of $233,077 and employer's FICA contributions in 57 equal or nearly equal bi-weekly installments during the term of this Agreement. In addition, CBI shall reimburse RLH for business expenses incurred by him in the performance of his services during the term of this Agreement.

2. In the event this Agreement is terminated prior to December 31, 1999, the requirement for payment to RLH of the consideration stated herein shall be deemed to be fulfilled and CBI shall not be obligated to make any further payments to RLH other than any bi-weekly payments and reimbursable expenses which became due to RLH prior to the date of termination and are unpaid at the date of termination.

3. CBI shall pay RLH $10,000 for relocation expense incurred in moving his residence from Springfield, Illinois to DeKalb, Illinois or its environs in two installments: $5,000 shall be paid upon execution of this Agreement and the balance of $5,000 shall be paid upon relocation.

4. CBI shall award RLH as additional consideration grants of CBI common shares as follow:

         800 shares on December 1, 1997
         800 shares on December 1, 1998
         800 shares on December 1, 1999

     The foregoing grants of CBI common shares are contingent upon written determination by CBI on the due date of each grant that this Agreement is in full force and effect and that RLH has performed the services required of him pursuant to this Agreement in a satisfactory manner.

5. In the event RLH sells the DeKalb residence acquired by him upon his relocation from Springfield, Illinois due to termination of this Agreement for any reason CBI will reimburse RLH for any loss in value realized by RLH.


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     The term "Loss in value" means the difference between the cost basis for federal income tax purposes of the DeKalb residence acquired by RLH upon relocation and a lower price received by RLH upon the sale of such residence in an arm's length transaction which is closed within twelve (12) months of the date of termination of this Agreement.

BENEFITS, VACATIONS, PROFIT SHARING

1. It is understood and agreed by CBI and RLH may not devote his full time to the performance of the services required by this Agreement and that from time to time RLH may accept other engagements which are not in direct conflict with his engagement by CBI, may be out of state, and may provide certain of his services from outside the CBI office.

     Notwithstanding the above, it is agreed by CBI and RLH that RLH will not absent himself from CBI for more than thirty (30) consecutive days in any year or for more than a total of six (6) weeks in 1998 or more than a total of eight (8) weeks in 1999.

2. RLH waives any right(s) which may have to participate in the benefit, profit sharing, and bonus programs of CBI during the term of this Agreement.

EXECUTED at DeKalb, Illinois this 26 day of September, 1997.


/S/ RONALD L. HOVERMALE                     /S/ JOHN W. CASTLE
-----------------------                     ------------------------------------
                                            John W. Castle
                                            Chairman and Chief Executive Officer


                                       2
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                       AMENDMENT TO AGREEMENT FOR SERVICES
             BETWEEN RONALD L. HOVERMALE AND CASTLE BANCGROUP, INC.
                            DATED SEPTEMBER 26, 1997


Ronald L. Hovermale ("RLH") and Castle BancGroup, Inc. ("CBI"), in consideration of the premises, hereby agree to amend the written agreement heretofore entered into by them dated September 26, 1997 for the services of RLH as Vice President for Information Services and Operations ("Agreement for Services") as follows:

1. The term of the Agreement for Services shall be extended for twelve months from December 31, 1999 to January 15, 2001.

2. The consideration to be paid RLH for his services during the extended term shall be $112,500 plus employer's FICA contributions which shall be paid in equal or nearly equal bi-weekly installments.

3. RLH shall spend a minimum of 8 1/2 months at the CBI corporate office in DeKalb, Illinois in the performance of his duties during the extended term. RLH shall be allowed 3 1/2 months for vacation. The required office time is not required to be in consecutive days.

4. CBI shall purchase the RLH DeKalb residence on or about September 30, 2000 at a purchase price equal to the cost basis of the property less customary expenses paid by the seller of DeKalb real estate. The purchase price shall be paid in cash at closing and RLH shall have the right to continue to occupy the premises until January 15, 2001 or until the property is resold by CBI, whichever event occurs earlier. RLH shall pay all utility costs and other charges, if there are any, related to his occupancy of the premises after purchased by CBI.

5. RLH shall be responsible during the extended term of the Agreement for Services to recruit from within or from outside the CBI organization a person who is acceptable to CBI senior management to be his successor as Vice President for Information Services and Operations. RLH shall be paid 800 shares of CBI common stock during January, 2001 if he successfully completes the recruitment effort required by this paragraph 5.

6. All of the terms and conditions of the Agreement for Services which are not amended by this Agreement or are not otherwise in conflict with this agreement shall remain in full force and effect during the extended term of the Agreement for Services.

Executed at DeKalb, Illinois this 12th day of March, 1999.


/S/ RONALD L. HOVERMALE                     /S/ JOHN W. CASTLE
-----------------------                     ------------------------------------
                                            John W. Castle
                                            Chairman and Chief Executive Officer